UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 20, 2013

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 20, 2013, Crimson Exploration Inc. issued a press release providing a Buda formation drilling update.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: June 20, 2013	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated June 20, 2013

EXHIBIT 99.1
Crimson Exploration Inc. Announces its First Buda Formation Oil Discovery at a 24-hr rate of 859 Boepd and a 30-Day rate of 797 boepd
Houston, TX – (BUSINESS WIRE) – June 20, 2013 - Crimson Exploration Inc. (NasdaqGM: CXPO) announced today the successful completion of the Beeler #2H (50.0% WI) at a gross 24-hr initial production rate of 859 Boepd, or 761 barrels of oil, 56 barrels of natural gas liquids and 253 thousand cubic feet of natural gas, on a 25/64th choke.  The well averaged a gross 30-day production rate of 797 Boepd. The Beeler #2H is Crimson’s first well in Dimmit County, Texas targeting the Buda formation.

The Beeler #2H was drilled to a total measured depth of 11,013 feet, including a 3,700 foot lateral, and completed open hole, without fracture stimulation. The well is located in Crimson’s Booth-Tortuga Area where the Company currently has approximately 10,140 gross acres prospective for the Buda formation.

Allan D. Keel, President and Chief Executive Officer, stated, “I am pleased to announce the successful completion of Crimson’s first Buda oil well in Dimmit County. We currently plan to begin a delineation effort of this discovery and plan to spud our second Buda well in mid-July. We anticipate continued delineation across our leasehold dependent upon the results we see.”

Crimson Exploration is a Houston, TX-based independent energy company engaged in the exploitation, exploration, development and acquisition of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. The Company currently owns approximately 95,000 net acres onshore in Texas, Louisiana, Colorado and Mississippi. The Company refers to its four corporate areas as (i) Southeast Texas, focusing on the Woodbine, Eagle Ford and Georgetown formations, (ii) South Texas, focusing on the Eagle Ford and Buda formations, (iii) East Texas, focusing on the Haynesville, Mid-Bossier and James Lime formations, and (iv) Rockies and Other, focusing on the Niobrara and D&J Sands formations. The Company’s strategy is to continue to increase crude oil and liquids-rich reserves and production from an extensive inventory of drilling prospects, de-risk unproved prospects in core operating areas, and opportunistically grow reserves through acquisitions complementary to its existing asset base.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2012, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A